EXHIBIT 10-F


                        COLGATE-PALMOLIVE COMPANY PENSION
                           PLAN FOR OUTSIDE DIRECTORS
                             AS AMENDED AND RESTATED
                           Effective December 1, 1995
                                     ----------------


                                    Article I

                                     PURPOSE


The purpose of the Plan, which was first adopted effective April 1, 1983, is to assist the Company in attracting and retaining qualified individuals to serve as

Outside Directors by providing such individuals with a competitive level of pension benefits.



                                   Article II

                                   DEFINITIONS



As used in the Plan, the following terms shall have the meanings set forth below:



2.1  "Board" shall mean the Board of Directors of the Company.



2.2  "Change of Control" shall mean the happening of any of the following events:

          (a)  An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of

     1934, as amended from time to time, and any successor thereto (the

     "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

     (1) the then outstanding shares of the common stock, par value $1.00 per share of the Company (the "Outstanding Company Common Stock"), or (2) the

     combined voting power of the then outstanding voting securities of the

     Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

     excluding, however, the following: (i) any acquisition directly from the

     Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company,

     (iii) any acquisition by any employee benefit plan (or related trust)

     sponsored or maintained by the Company or any corporation controlled by the

     Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c)

     of this Section 2.2; or

          (b)  A change in the composition of the Board such that the individuals who, as of February 17, 1994, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however,

     for purposes of this Section 2.2, that any individual who becomes a member of the Board subsequent to February 17, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of

     Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the

     Incumbent Board; or

     (c)  The approval by the stockholders of the Company of a reorganization,

     merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company

     ("Corporate Transaction"); excluding; however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding

     Common Stock and outstanding Company voting securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly,

     more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction

     (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Common Stock and outstanding

     Company voting securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such

     Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate

     Transaction; or

     (d)  The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.3  "Committee" shall mean the committee referred to in Article V.



2.4  "Company" shall mean Colgate-Palmolive Company and any person, firm or corporation which may hereafter succeed to the interests of the Company by merger consolidation or otherwise.



2.5  "Disability" shall mean an illness or other incapacity which qualifies an

     Outside Director for disability benefits under the Social Security Act or which the Board or Committee determines precludes such Outside Director from fully discharging his or her responsibilities as a member of the

     Board.



2.6  "Outside Director" shall mean a member of the Board who is not, nor at any time has been, an employee of the Company or any of its subsidiaries.



2.7  "Pension Benefit" shall mean the pension benefit determined in accordance with Section 4.3.



2.8  "Plan" shall mean the Colgate-Palmolive Company Pension Plan for Outside

     Directors, as amended from time to time.



2.9  "Retainer" shall mean the retainer determined in accordance with Section

     4.3(a).



2.10 "Retired Outside Director" shall mean an Outside Director who has satisfied the eligibility requirements of Section 4.1 for a Pension Benefit.

2.11 "Service" shall mean all periods of service as an Outside Director

     (including any such periods prior to April 1, 1983) whether or not such service is continuous.



                                   Article III

                                  PARTICIPATION



Each Outside Director shall participate in the Plan.



                                   Article IV

                                PENSION BENEFITS



4.1  Eligibility for Pension Benefits
     --------------------------------


(a)  Each Outside director who has completed nine years of Service and who retires from the Board by reason of age in accordance with the provisions of the Company's By-laws, as amended from time to time, shall be eligible for a Pension Benefit upon such retirement.



(b)  Each Outside Director who has completed five years of Service and who retires from the Board by reason of Disability shall be eligible for a

     Pension Benefit upon such retirement.



(c)  Each Outside Director who has completed nine years of Service and who retires from the Board other than by reason of age or Disability, but with the written approval of the Committee, shall be eligible for a Pension

     Benefit upon attaining the age at which his or her retirement from the

     Board would have been required in accordance with the provisions of the

     Company's By-laws in effect at the time of his or her retirement.

4.2  Commencement of Pension Benefits
     --------------------------------


(a)  A Retired Outside Director's Pension Benefits shall commence as of the first day of the calendar quarter next following the date he or she became a Retired Outside Director.



(b)  If a former Outside Director returns to membership on the Board, the

     Pension Benefits that are or may become payable to him or her shall be forfeited for so long as he or she continues to be a member of the Board.

     Upon subsequent retirement, the Pension Benefits to which he or she is or may become entitled shall be redetermined pursuant to this Article IV on the basis of the Company's By-laws and the Retainer then in effect.


4.3  Amount and Form of Pension Benefit
     ----------------------------------


(a)  A Retired Outside Director's Pension Benefit shall be an annual cash benefit equal to 100% of the Retainer paid to him or her while an Outside

     Director for the twelve months immediately preceding his or her retirement from the Board.



     "Retainer" shall mean all cash and property paid to an Outside Director for services as an Outside Director, other than fees for attendance at meetings of the Board and any committees thereof, fees for service on any committee of the Board and reimbursement of expenses.



     All property paid as part of the Retainer shall be valued by the Committee at fair market value. In the case of Company common stock, fair market value shall be the average of the high and low prices per share of the

     Company's common stock for New York Stock Exchange Composite Transactions as reported in the Wall Street

     Journal for the day on which the Outside Director is deemed to have received such stock. In the absence of a reported sale, the average between the high and the low prices on the most recent date on which a sale was reported shall be used.


(b)  Pension benefits shall be payable in equal quarterly installments for the lifetime of the Retired Outside Director only. No death or other survivor benefits are payable under the Plan.


                                    Article V

                                 ADMINISTRATION


5.1  Except as provided in Section 5.2, the Committee shall mean the Personnel and Organization Committee of the Board. The Committee shall have full power and authority to administer the Plan, including the power to (i)

     promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion,

     deems necessary or advisable to aid in the proper administration of the

     Plan. Any decision made by the Committee shall be final and binding on all persons.



5.2  Following a Change of Control, the Committee shall be the Committee as constituted immediately prior to the Change of Control with such changes in the membership thereof as may be approved from time to time following the

     Change of Control by a majority of the members of such Committee as constituted at the applicable time. The Company shall have no right to appoint members to or to remove members from the Committee following a

     Change of Control.

                                   Article VI

                                    FINANCING



Pension benefits under the Plan shall, constitute general obligations of the

Company in accordance with the terms of the Plan. A person shall have only an unsecured right to payment thereof out of the general assets of the Company.

Notwithstanding the foregoing, the Company may by agreement with one or more trustees to be selected by the Company create a trust on such terms as the

Company shall determine to pay Pension Benefits in accordance with the terms of the Plan.



                                   Article VII

                                  MISCELLANEOUS



7.1  Right to Amend or Terminate. The Board reserves the right at any time and
     ---------------------------

     from time to time to modify, suspend, amend, or terminate the Plan in whole or in part; provided, however, that no such action shall adversely affect the rights under the Plan of any Retired Outside Director or any Outside

     Director or former Outside Director who has nine or more years of Service.



7.2  Board Member Relationships. Nothing in the Plan shall give or be deemed to
     --------------------------

     give any Board member the right to be continued as a member of the Board,

     to modify or affect the terms of Board membership or to interfere with the right of stockholders of the Company to elect members of the Board.



7.3  Nonalienation of Benefits. To the extent permitted by law, no Pension
     -------------------------

     Benefits payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge or encumbrance. Any attempt to anticipate, alienate, sell, transfer,

     assign, attach, pledge or encumber the
     same shall be void, and no Pension Benefits payable under the Plan shall be in any manner liable or subject to the debts, contracts, liabilities,

     engagements or torts of any Outside Director or former Outside Director,

     including any Retired Outside Director



7.4  Payments to Incompetents. If a Retired Outside Director is deemed by the
     ------------------------

     Committee or is adjudged to be legally incapable of giving valid receipt and discharge for the Pension Benefit to which he or she is entitled, such

     Pension Benefit shall be paid to such person(s) as the Committee may designate or to a duly appointed guardian. Any such payment shall be in complete discharge of the liability of the Plan and the Company to the

     Retired Outside Director.



7.5  Benefit of Plan. The Plan shall be binding upon and shall inure to the
     ---------------

     benefit of the Outside Directors, their heirs and legal representatives and the Company and its successors. The term "successor" shall mean any person,

     firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company.



7.6  Applicable Law. The Plan shall be subject to and construed in accordance
     --------------

     with the laws of the State of Delaware, without regard to the conflict of law principles thereof.